UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 26, 2022

HOOKER FURNISHINGS CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	000-25349	54-0251350
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

440 East Commonwealth Boulevard, Martinsville, Virginia	24112	(276) 632-2133
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	HOFT	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On July 26, 2022, Hooker Furnishings Corporation (the “Company”) and its wholly owned subsidiaries, Bradington-Young, LLC, Sam Moore Furniture LLC and Home Meridian Group, LLC (together with the Company, the “Borrowers”), entered into a Fourth Amendment to the Second Amended and Restated Loan Agreement (the “Amendment”) with Bank of America, N.A. (“BofA”). The Second Amended and Restated Loan Agreement dated as of September 29, 2017, had previously been amended by a First Amendment to Second Amended and Restated Loan Agreement dated as of January 31, 2019, a Second Amendment to Second Amended and Restated Loan Agreement dated as of November 4, 2020, and a Third Amendment to Second Amended and Restated Loan Agreement dated as of January 27, 2021 (as so amended, the “Existing Loan Agreement”).

Facility No. 1: Line of Credit

Under this Amendment, the expiration date of the existing $35 million Unsecured Revolving Credit Facility (“Facility No. 1”) was extended to July 26, 2027. Any amounts outstanding under Facility No. 1 will bear interest at a rate per annum, equal to the then current BSBY (adjusted periodically) plus 1.00%. The interest rate will be adjusted on a monthly basis. The use of proceeds of Facility No. 1 are to issue standby or commercial letters of credit, and for general purposes not in contravention of the Existing Loan Agreement.

Facility No. 5: 2022 Term Loan (Secured)

Under this Amendment, a new term loan was provided to the Borrowers in the principal amount of $18,000,000 (“Facility No. 5”), which was disbursed to the Company on July 26, 2022. The Borrowers are required to pay monthly interest only payments at a rate per annum equal to the then current BSBY rate (adjusted periodically) plus 0.90% on the outstanding balance until the principal is paid in full. The interest rate will be adjusted on a monthly basis. On July 26, 2027, the entire outstanding indebtedness is due in full, including all principal and interest. The Borrowers may prepay the outstanding principal at any time, without penalty provided that any payment is accompanied by all accrued interest owed. The use of proceeds of Facility No. 5 are to reimburse the Borrowers for all or a portion of the purchase price and other costs associated with the acquisition of substantially all of the assets of Sunset HWM, LLC, a Texas limited liability company (“Sunset West”). Facility No. 5 is secured by life insurance policies under a Security Agreement (Assignment of Life Insurance Policy as Collateral) dated July 26, 2022, by and between the Company and BofA. (the “Security Agreement”).

Facility No. 6: 2022 Term Loan (Unsecured)

Under this Amendment, a new term loan was provided to the Borrowers in the principal amount of $7,000,000 (“Facility No. 6”), which was disbursed to the Company on July 26, 2022. The Borrowers are required to pay monthly principal payments of $116,666.67 and monthly interest payments at a rate per annum equal to the then current BSBY (adjusted periodically) plus 1.40% on the outstanding balance until paid in full. The interest rate will be adjusted on a monthly basis. On July 26, 2027, the entire outstanding indebtedness is due in full, including all principal and interest. The Borrowers may prepay the outstanding principal at any time, without penalty provided that any payment is accompanied by all accrued interest owed. The use of proceeds of Facility No. 6 are to reimburse the Borrowers for all or a portion of the purchase price and other costs associated with the acquisition of substantially all of the assets of Sunset West.

The foregoing description of the Amendment and Security Agreement are qualified in their entirety by the full text of the same, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 above is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

10.1	*

Fourth Amendment to Second Amended and Restated Loan Agreement, dated as of July 26, 2022, between Bank of America, N.A. and Hooker Furnishings Corporation, Bradington-Young, LLC, Sam Moore Furniture LLC and Home Meridian Group, LLC.

10.2	* †	Security Agreement (Assignment of Life Insurance Policy as Collateral), dated July 26, 2022, by and between Hooker Furnishings Corporation and Bank of America, N.A.
104		Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Filed herewith.

† Certain portions of this Exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The Company agrees to supplementally furnish an unredacted copy of this Exhibit to the SEC upon request.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOOKER FURNISHINGS CORPORATION

By: /s/ Paul A. Huckfeldt

Paul A. Huckfeldt

Chief Financial Officer and

Senior Vice-President – Finance and Accounting

Date: July 28, 2022